UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2006 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100 Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 27, 2006, the non-employee director subcommittee of the Compensation Committee of ev3 Inc. approved a restricted stock grant to Pascal E.R. Girin, President, International of ev3, for 5,000 shares.  The stock grant was granted under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan and pursuant to the terms of a stock grant certificate applicable to French participants, in substantially the form of Exhibit 10.1 attached to this report, which form is incorporated herein by this reference.  The stock grant will vest and 50% of the shares underlying such stock grant will be issued on the two year anniversary date of the stock grant date.  An additional 25% of the shares underlying such stock grant will vest and be issued on the three year anniversary date of the stock grant date and the remaining shares underlying such stock grant will vest and be issued on November 25, 2009.

Item 9.01               Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Form of Stock Grant Certificate under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan applicable to French Participants (filed herewith electronically).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2006	ev3 Inc.

	By:	/s/ L. Cecily Hines
	Name:	L. Cecily Hines
	Title:	Vice President, Secretary and Chief Legal Officer

ev3 Inc.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Form of Stock Grant Certificate under the ev3 Inc. Amended and Restated 2005 Incentive Stock Plan applicable to French Participants	Filed herewith electronically